UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________________
FORM 8-K
 ____________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2023

 ____________________________________________________________________
CHORD ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	001-34776	80-0554627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 404-9500
Not Applicable.
(Former name or former address, if changed since last report)
____________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CHRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 22, 2023, Chord Energy Corporation (the “Company”) appointed Darrin Henke as Executive Vice President and Chief Operating Officer of the Company, effective as of January 2, 2024.
Mr. Henke, age 57, is a seasoned executive with more than 30 years of upstream oil and gas experience. Prior to joining the Company, Mr. Henke served as President and CEO of Ranger Oil Corporation, an oil and gas company involved in the exploration, development and production of oil, NGLs and natural gas, from August 2020 until it was acquired by Baytex Energy Corp. in June 2023. From November 2015 until August 2020, Mr. Henke served as the CEO of Gary Permian and Gary Petroleum Partners, LLC, both independent upstream companies. In addition, Mr. Henke spent 15 years with Encana Corporation in roles of increasing responsibility, lastly as President of Encana Corporation. Mr. Henke holds a Bachelor of Science in Mechanical Engineering from Texas Tech University. He also completed an advanced management program through Duke University’s Fuqua School of Business.
The Company did not enter into any material plan, contract or arrangement with Mr. Henke in connection with his appointment as Executive Vice President and Chief Operating Officer.
There are no arrangements or understandings between Mr. Henke and any other persons pursuant to which he was selected to serve as the Company’s Executive Vice President and Chief Operating Officer. There are no family relationships between Mr. Henke and any director or executive officer of the Company, and Mr. Henke has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Effective as of January 2, 2024, as a result of the appointment of Mr. Henke described above, Charles “Chip” Rimer will retire as the Executive Vice President and Chief Operating Officer of the Company but will remain with the Company until January 12, 2024 in order to assist with the transition of duties to Mr. Henke. Mr. Rimer’s departure is not due to any disagreement with the Company known to any executive officer of the Company on any matter relating to the Company’s operations, policies or practices.
As previously disclosed by the Company, on December 31, 2023, Lynn A. Peterson will conclude his service as Executive Chair of the Board of Directors of the Company pursuant to the terms of the letter agreement previously entered into between the Company and Mr. Peterson on March 7, 2022 in connection with the merger of Oasis Petroleum Inc. and Whiting Petroleum Corporation. Mr. Peterson’s departure is not due to any disagreement with the Company known to any executive officer of the Company on any matter relating to the Company’s operations, policies or practices. The foregoing description of the letter agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the letter agreement, which was attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-34776) filed with the U.S. Securities and Exchange Commission on March 8, 2022, and is hereby incorporated into this Item 5.02 by reference.
As a result of the departure of Mr. Peterson described above, Susan Cunningham, who is currently serving as a member of the Board, was appointed as Independent Chair of the Board, effective as of January 1, 2024.
Item 7.01 Regulation FD Disclosure.
On December 27, 2023, the Company issued a press release announcing the appointment of Darrin Henke as Executive Vice President and Chief Operating Officer of the Company and Susan Cunningham as Independent Chair of the Board and the departure of Messrs. Rimer and Peterson. A copy of the press release is furnished as Exhibit 99.1 and is incorporated into this Item 7.01 by reference.
In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 of this current report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release dated December 27, 2023.

104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHORD ENERGY CORPORATION (Registrant)

Date: December 27, 2023	By:	/s/ Shannon B. Kinney
Shannon B. Kinney
Executive Vice President, General Counsel and Corporate Secretary